Exhibit 10.1

LINE OF CREDIT LOAN AGREEMENT

(Unsecured)

This LINE OF CREDIT LOAN AGREEMENT (this “Agreement”) dated as of February 22, 2018, is between BANK OF AMERICA, N.A., a national banking association (“Lender”), and LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC, a Delaware limited liability company (“Borrower”). Lender has agreed to provide this line of credit (the “Loan”) to Borrower on the terms and conditions set forth herein. This Loan is revolving and is unsecured.

1. LOAN AMOUNT AND TERMS

1.1 Loan Amount.

(a) During the Availability Period described below, Lender will provide a Loan to Borrower. The amount of the Loan is Forty-Five Million and No/100 Dollars ($45,000,000.00) (the “Commitment”).

(b) The Loan a revolving line of credit. Prior to the Maturity Date, Borrower may repay principal amounts and reborrow them.

(c) Each advance must be for at least Five Hundred Thousand Dollars ($500,000), or if less, the undisbursed portion of the Loan.

(d) Borrower agrees not to permit the outstanding principal balance of the Loan to exceed the Commitment.

(e) Voluntary Termination or Reduction of Commitment. Borrower may, upon not less than five (5) Business Days’ prior notice to Lender, terminate the Commitment or permanently reduce the Commitment by a minimum amount of Five Million Dollars ($5,000,000); provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loan made on the effective date thereof, the outstanding amount of the Loan would exceed the amount of the Commitment and, provided further, that once reduced in accordance with this section, the Commitment may not be increased. If the Commitment is terminated in its entirety, all accrued commitment fees to but not including the effective date of such termination.

1.2 Maturity Date; Interest Rate. Borrower is executing a promissory note (the “Note”) in the amount of the Commitment evidencing the Loan and payable to Lender. The Note sets forth the interest rate, maturity date, extension option and certain other terms and conditions applicable to the Loan.

1.3 Loan Documents. The “Loan Documents” are the documents indicated below, each dated as of the date of this Agreement unless indicated otherwise. A capitalized term used in this Agreement but not defined herein has the meaning given in the other Loan Documents.

(a) This Agreement.

(b) The Note.

(c) Guaranty Agreement (the “Guaranty”) executed by Richard A. Lewis, individually and as Trustee of the Richard A. Lewis Revocable Trust u/d/t dated August 16, 2004 (in each such capacity, “Richard Lewis”), Robert E. Lewis, individually and as Trustee of the Robert E. Lewis Revocable Trust u/d/t dated August 17, 2004 (in each such capacity, “Robert Lewis”), Roger G. Lewis, individually and as Trustee of the Roger G. Lewis Revocable Trust u/d/t dated August 20, 2004 (in each such capacity, “Roger Lewis”), Randall W. Lewis, individually and as Trustee of the Randall W. Lewis Revocable Trust u/d/t dated September 1, 2006 (in each such capacity, “Randall Lewis,” and, together with Richard Lewis, Robert Lewis and Roger Lewis, individually and collectively, using an interpretation most favorable to Lender, “Lewis Guarantor”), and Limoneira Company, a Delaware corporation (“Limoneira,” and, together with Richard Lewis, Robert Lewis, Roger Lewis and Randall Lewis, individually and collectively, using an interpretation most favorable to Lender, “Guarantor”).

(d) Borrower Remittance Instructions.

(e) Borrower’s Instruction Certificate.

1.4 Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to such terms in Exhibit B.

2. FEES AND EXPENSES

2.1 Fees.

(a) Loan Fee. Borrower agrees to pay a fee of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00) due upon the closing of the Loan.

(b) Unused Commitment Fee. Borrower agrees to pay a fee on any difference between the Commitment and the amount of credit it actually uses, which fee will be calculated daily at two-tenths of one percent (0.20%) per year based on the daily unused Commitment. The fee is payable quarterly in arrears, commencing on April 1, 2018 and continuing on each July 1, October 1, January 1 and April 1 thereafter through the full and final repayment of the Loan and the termination of the Commitment.

2.2 Expenses and Costs.

(a) Borrower will pay all costs and expenses incurred by Lender in connection with the making, disbursement and administration of the Loan, and in the exercise of any of Lender’s rights or remedies under the Loan Documents. Such costs and expenses include expenses and reasonable legal fees of Lender’s counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Lender’s employees or by independent contractors. Borrower acknowledges that the other fees payable to Lender do not include amounts payable by Borrower under this Section 2.2.

(b) Borrower agrees to indemnify Lender from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents. Borrower’s obligations under this Section 2.2 shall survive payment of the Loan and assignment of any rights hereunder.

3. DISBURSEMENTS, PAYMENTS AND COSTS

3.1 Requests for Credit.

(a) Borrowing Notice. Each draw request shall be made upon the irrevocable written notice of Borrower (including notice via email) in the form of a Borrowing Notice (attached hereto as Exhibit A) as follows:

(i) Each Borrowing Notice shall contain a certification from the Authorized Agent of Borrower that (A) no Default or Event of Default, after giving effect to the requested borrowing, will exist, (B) the aggregate outstanding balance of the Loan after giving effect to the requested borrowing will not exceed the Commitment and setting forth the basis for such calculation, and (C) the proceeds from the requested borrowing will be used only for purposes permitted under this Agreement.

(ii) Each Borrowing Notice shall be submitted to and received by Lender prior to 9:00 a.m. (Pacific time) at least three (3) Business Days prior to the specified borrowing date.

(b) Conditions to Disbursement. Before each extension of credit including the first one, Lender shall receive the following in form and content satisfactory to Lender:

(i) A Borrowing Notice, with a completed Schedule 1 attached thereto; and

(ii) Any other documentation with respect to such extension of credit as may be reasonably requested by Lender.

(c) Monthly Disbursements. Notwithstanding anything herein to the contrary, Borrower shall be entitled to request (and Lender shall be obligated to make) no more than two (2) disbursements of the Loan in any calendar month.

3.2 Disbursement and Payment Records. Each disbursement by Lender and each payment by Borrower will be evidenced by records kept by Lender.

3.3 Telephone and Electronic Mail Authorization.

(a) Subject to Lender’s right to advance Loan proceeds as provided in this Agreement, Lender is authorized to make advances as set forth in the Borrower Remittance Instructions. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender, unless otherwise approved by Lender in writing.

(b) Lender is authorized to rely upon the continuing authority of the Authorized Persons and Authorized Signers to bind Borrower as set forth in Borrower’s Instruction Certificate. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such Notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender, unless otherwise approved by Lender in writing.

(c) Borrower indemnifies and releases Lender (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or electronic mail instructions Lender reasonably believes are made by any individual authorized by Borrower to give such instructions. This indemnity and release shall survive the termination of this Agreement.

3.4 Direct Debit to Loan.

(a) Borrower agrees that Lender may create advances under the Loan to pay interest and any fees that are due under the Loan Documents.

(b) Lender will create such advances on the dates the payments become due. If a due date does not fall on a Banking Day, Lender will create the advance on the first Banking Day following the due date.

(c) If the creation of an advance under the Loan causes the total amount of credit outstanding under the Loan to exceed the limitations set forth in this Agreement, Borrower will immediately pay the excess to Lender upon Lender’s demand.

(d) Notwithstanding anything to the contrary, in no event will Lender be required to create advances under the Loan pursuant to this Section.

4. CONDITIONS

Lender must receive the following items, in form and content acceptable to Lender, before it is required to extend any credit to Borrower under this Agreement:

4.1 Authorizations. Evidence that the execution, delivery and performance by Borrower of the Loan Documents have been duly authorized.

4.2 Governing Documents; Good Standing Certificates.

(a) A copy of Borrower’s organizational documents and a certificate of good standing for Borrower from the state where formed and from any other state in which Borrower is required to qualify to conduct its business; and

(b) A copy of Limoneira’s organizational documents and a certificate of good standing for Limoneira from the state where formed and from any other state in which Limoneira is required to qualify to conduct its business.

4.3 Loan Documents. Duly executed Loan Documents.

4.4 Legal Opinion. A written opinion from Borrower’s legal counsel covering such matters as Lender may require. The legal counsel and the content of the opinion must be acceptable to Lender.

4.5 Payment of Fees. Payment of all accrued and unpaid expenses incurred by Lender as provided for by the Loan Documents.

4.6 Other Items. Any other documents and other items Lender may reasonably require as conditions precedent to this Agreement.

5. REPRESENTATIONS AND WARRANTIES

When Borrower signs this Agreement, and until Lender is repaid in full, Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation and warranty as to the accuracy of the following.

5.1 Organization of Borrower; Good Standing. Borrower is duly formed and existing under the Laws of the state where organized. In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute.

5.2 Authorization; Enforceable Agreement. This Agreement and the other Loan Documents are within Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational documents. The Loan Documents do not conflict with any Law, agreement, or obligation by which Borrower is bound. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

5.3 Financial Information. All financial and other information that has been or will be supplied to Lender, including the balance sheet of Borrower as of October 31, 2017, and the related profit and loss statement for the period ended on that date, and any financial statements of Borrower and each Guarantor:

(a) Is sufficiently complete to give Lender accurate knowledge of the subject’s financial condition, including all material contingent liabilities;

(b) Is in form and content as required by Lender;

(c) Is in compliance with any government regulations that apply; and

(d) Does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information was and will be prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. Since the dates of the financial information specified above, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower or any Lewis Guarantor.

5.4 Lawsuits. There is no lawsuit, arbitration, claim or other dispute pending or threatened against Borrower which, if lost, would impair Borrower’s financial condition or ability to repay the Loan, except as has been previously disclosed in writing to Lender.

5.5 Title to Assets. Borrower has good and clear title to its assets, and the same are not subject to any mortgages, deeds of trust, pledges, security interests or other encumbrances other than those permitted by Lender in writing.

5.6 Permits, Franchises. Borrower possesses all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

5.7 Income Tax Returns. Borrower has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes for any year, except as have been disclosed in writing to Lender. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

5.8 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as has been previously disclosed in writing to Lender.

5.9 No Default. There exists no Default or Event of Default.

5.10 Location of Borrower. Borrower’s place of business (or, if Borrower has more than one place of business, its chief executive office) is located at 1156 N. Mountain Avenue, Upland, California 91786.

5.11 OFAC. Neither Borrower nor Guarantor, nor any of their respective subsidiaries, nor, to the knowledge of Borrower and Guarantor, any director, officer, employee, agent, Affiliate or representative of Borrower, Guarantor or any of their subsidiaries, is a Prohibited Person.

5.12 Anti-Corruption Laws. Borrower, Guarantor and their respective Affiliates have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.

6. COVENANTS

Borrower agrees, so long as credit is available under this Agreement and until Lender is repaid in full:

6.1 Use of Proceeds. To use the proceeds of the Loan only for (a) infrastructure costs for the master planned community known as Harvest at Limoneira located in Santa Paula, California (the “Project”), (b) onsite and offsite costs of Phase 1 of the Project known as Haun Creek, and (c) general corporate purposes (including for working capital).

6.2 Financial Information. To provide the following financial information and statements and such additional information as requested by Lender from time to time:

(a) Financial Statements of Borrower: (i) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (ii) for each of the first three fiscal quarters of each fiscal year of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each such fiscal quarter.

(b) Financial Statements of Guarantor: (i) if other than an individual or trust, (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within hundred twenty (120) days after the close of each fiscal year, and (B) for each of the first three fiscal quarters of each fiscal year of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of such fiscal quarter; or (ii) if an individual or trust, Financial Statements in each instance within one hundred eighty (180) days after the end of each calendar year.

(c) A schedule of (i) the Lewis Guarantor’s combined ownership interest in the Lewis Group of Companies as of the end of the first three calendar quarters of each year, which schedule shall be delivered to Lender in each instance within sixty (60) days after the close of each such calendar quarter, and (ii) each Lewis Guarantor’s weighted average ownership interest in the Lewis Group of Companies as of the end of each calendar year, which schedule shall be delivered to Lender in each instance within one hundred eighty (180) days after the close of such calendar year.

(d) Financial Statements of Lewis Group of Companies: (i) for each calendar year, as soon as reasonably practicable and in any event within hundred fifty (150) days after the close of each calendar year, and (ii) for each of the first three calendar quarters of each year, as soon as reasonably practicable and in any event within sixty (60) days after the close of such quarter.

(e) Concurrently with the delivery of the financial statements referred to in clause (d)(ii) above, a duly completed compliance certificate in the form attached hereto as Exhibit F, together with all calculations and documentation required therein.

(f) Concurrently with the delivery of the financial statements referred to in clause (b)(ii) above, a duly completed compliance certificate in the form attached hereto as Exhibit G, together with all calculations and documentation required therein.

(g) If requested by Lender, copies of filed federal income tax returns and any extensions thereof, of Borrower and each Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached if an individual), within thirty (30) days after filing the same, but in any event not later than October 31st of each year.

(h) Additional Financial Reporting may be required at certain times. If Additional Financial Reporting is required by Lender, Borrower shall submit such reporting to Lender within thirty (30) days of each period end for which the statement is requested.

Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied. All Financial Statements shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender. All Financial Statements for a reporting party who is an individual or trust shall be on Lender’s then-current personal financial statement form, on Borrower’s standard form or in another form satisfactory to Lender. All fiscal year-end Financial Statements of Limoneira shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All fiscal year-end Financial Statements of the Lewis Group of Companies may be prepared by the applicable reporting party. All fiscal year-end Financial Statements of Borrower shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet and income statement. Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request in writing as to compliance with all provisions of the Loan Documents.

6.3 Other Information. To provide Lender such additional financial and other information as Lender may reasonably request from time to time.

6.4 Financial Covenants. To cause Guarantor to comply with the financial covenants set forth in Exhibit E attached hereto.

6.5 Taxes and Other Liabilities. To pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against Borrower or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

(a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect to Borrower’s financial condition or the loss of any right of redemption from any sale thereunder; and

(b) Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

6.6 Other Debts. Not to have outstanding or incur any indebtedness for borrowed money (other than the Loan), or become liable for any indebtedness for borrowed money of any other Person.

6.7 Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property Borrower now or later owns, except:

(a) Liens for property taxes not yet due;

(b) Liens outstanding on the date of this Agreement and previously disclosed in writing to and permitted by Lender; and

(c) Liens for assessments under the City of Santa Paula Harvest Community Facilities District No. 1, formed under the Mello-Roos Community Facilities Act of 1982, as amended, Part 1 (commencing with Section 53311) of Division 2 of Title 5 of the California Government Code.

6.8 Loans to Officers. Not to make any loans, advances or other extensions of credit to any of Borrower’s executives, officers, directors, shareholders or partners (or any relatives of any of the foregoing).

6.9 Keeping Guarantor Informed. To keep Guarantor informed of Borrower’s financial condition and business operations and all other circumstances which may affect Borrower’s ability to pay or perform its obligations under the Loan Documents.

6.10 Notices to Lender. To promptly notify Lender in writing of:

(a) Any Default or Event of Default hereunder;

(b) Any lawsuit or arbitration over One Million Dollars ($1,000,000) against Borrower (or any Guarantor);

(c) Any significant dispute between Borrower or any Guarantor and any Government Authority;

(d) Any material adverse change in Borrower’s or any Guarantor’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan; and

(e) Any change in Borrower’s name or trade name, legal structure, or place of business (or chief executive office if Borrower has more than one place of business).

6.11 Audits; Books and Records. To maintain adequate books and records and to allow Lender and its agents to inspect Borrower’s properties and examine, audit and make copies of books and records at any reasonable time with at least 24 hours advance notice. If any of Borrower’s properties, books or records are in the possession of a third party, Borrower hereby authorizes that third party to permit Lender or its agents to have access to perform inspections or audits and to respond to Lender’s requests for information concerning such properties, books and records. Lender has no duty to inspect Borrower’s properties or to examine, audit, or copy books and records and Lender shall not incur any obligation or liability by reason of not making any such inspection or inquiry. In the event that Lender inspects Borrower’s properties or examines, audits, or copies books and records, Lender will be acting solely for the purposes of protecting Lender’s security and preserving Lender’s rights under this Agreement. Neither Borrower nor any other party is entitled to rely on any inspection or other inquiry by Lender. Lender owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition that may be observed as affecting Borrower’s properties or premises, or Borrower’s business. Lender may in its discretion disclose to Borrower or any other party any findings made as a result of, or in connection with, any inspection of Borrower’s properties.

6.12 Compliance with Laws. To comply with the Laws (including any fictitious name statute), regulations, and orders of any government body with authority over Borrower’s business.

6.13 Preservation of Rights. To maintain and preserve all rights, privileges, and franchises Borrower now has.

6.14 Maintenance of Properties. To make repairs, renewals, or replacements to keep Borrower’s properties in good working condition.

6.15 Insurance. To maintain such insurance as is currently in place and was reviewed and preapproved by Lender.

6.16 ERISA and Prohibited Transactions. To comply with the following representations, warranties and covenants, as of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request. As used herein, “Code” means the Internal Revenue Code of 1986, as amended from time to time, and “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

6.17 Additional Negative Covenants. Not to take any of the following actions, without Lender’s written consent:

(a) Engage in any business activities substantially different from Borrower’s present business;

(b) Liquidate or dissolve Borrower;

(c) Enter into any consolidation, merger, or other combination, unless Borrower is the surviving entity;

(d) Sell, assign, lease, transfer or otherwise dispose of all or a substantially all of Borrower’s business or Borrower’s assets;

(e) Sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value or enter into any agreement to do so;

(f) Use any proceeds of the Loan, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

6.18 No Consumer Purpose. Not to use this Loan for personal, family, or household purposes. Lender may provide Borrower or any Guarantor with certain disclosures intended for loans made for personal, family, or household purposes. The fact that Lender elects to make such disclosures shall not be deemed a determination by Lender that this Loan will be used for such purposes.

6.19 Cooperation. To take any action reasonably requested by Lender to carry out the intent of the Loan Documents.

6.20 Anti-Corruption Laws. Borrower, Guarantor and their respective Affiliates shall each conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such Laws.

6.21 Change of Management. Not to make any changes to the organizational structure of Borrower or Lewis Santa Paula Member, LLC that would result in the failure of Lewis Management Corp. to be the Manager of Lewis Santa Paula Member, LLC or Lewis Santa Paula Member, LLC to be the Member and Manager of Borrower.

6.22 Change of Ownership. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed, but may be conditioned), an aggregate of at least forty-five percent (45%) of the equity interest in Borrower ceases to be owned and controlled, directly or indirectly, in the aggregate, by one or more of the Lewis Guarantors and/or any trust established by or for the benefit of any such Person; provided, however, notwithstanding the foregoing, any Transfer of interest that is a Permitted Transfer shall not be an Event of Default.

6.23 Sanctions. Borrower and Guarantor shall not, directly or indirectly, use any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction) of Sanctions.

6.24 Anti-Corruption Laws. Neither Borrower nor Guarantor nor any of their respective Affiliates shall directly or indirectly use the proceeds of the Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

7. NO COLLATERAL. This Loan is unsecured.

8. DEFAULT

If any of the following events occurs (an “Event of Default”), Lender may declare Borrower in default, stop making any additional credit available to Borrower, and require Borrower to repay the entire debt outstanding under this Agreement immediately and without prior notice. However, if an Event of Default occurs under Section 8.4, then the entire debt outstanding under this Agreement shall automatically be due immediately.

8.1 Failure to Pay. Borrower fails to pay any Obligation under this Agreement when due, whether on the scheduled due date or upon acceleration, maturity or otherwise

8.2 Representations and Warranties. Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor or any other Person to Lender in connection with the Loan proves at any time not to be in all respects true and accurate, or Borrower, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

8.3 Death; Disability. Any Lewis Guarantor dies or becomes incapacitated, unless within ninety (90) days after such death or incapacity a substitute for such Lewis Guarantor acceptable to Lender, in its sole and absolute discretion, agrees to assume and perform the obligations of such Lewis Guarantor in connection with the Loan. In determining whether or not to approve any Person as a substitute Guarantor, Lender may consider, among other things, the net worth and relevant business experience of such Person.

8.4 Bankruptcy. Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof; provided, however, that if any event described in this Section shall occur with respect to Limoneira only, then, so long as the Lewis Guarantors then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in Exhibit E attached hereto, such event shall not constitute an Event of Default hereunder.

8.5 Receivers. Borrower or any Guarantor applies for or consents in writing to the appointment of a receiver, bankruptcy trustee or liquidator of Borrower, any Guarantor, or all or substantially all of the other assets of Borrower or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, any Guarantor, or all or substantially all of the other assets of Borrower or any Guarantor; provided, however, that if any event described in this Section shall occur with respect to Limoneira only, then, so long as the Lewis Guarantors then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in Exhibit E attached hereto, such event shall not constitute an Event of Default hereunder.

8.6 Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against Borrower or any Guarantor, or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or any Guarantor to enforce any such judgment; provided, however, that if any event described in this Section shall occur with respect to Limoneira only, then, so long as the Lewis Guarantors then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in Exhibit E attached hereto, such event shall not constitute an Event of Default hereunder.

8.7 Government Action. Any government authority takes action that Lender believes materially adversely affects Borrower’s or any Guarantor’s financial condition or ability to repay the Loan.

8.8 Material Adverse Change. In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower, Guarantor or any other Person liable for the payment or performance of any of the Obligations; provided, however, that if any event described in this Section shall occur with respect to Limoneira only, then, so long as the Lewis Guarantors then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in Exhibit E attached hereto, such event shall not constitute an Event of Default hereunder.

8.9 Default Under Related Documents. An Event of Default (as defined therein) occurs under the Note or any other Loan Document, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

8.10 Other Breach Under This Agreement. Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such notice from Lender.

8.11 Cross-Default. Borrower or any Guarantor fails to pay any indebtedness (other than the Loan) owed by Borrower or such Guarantor to Lender when and as due and payable (whether by acceleration or otherwise); provided, however, that if any event described in this Section shall occur with respect to Limoneira only, then, so long as the Lewis Guarantors then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in Exhibit E attached hereto, such event shall not constitute an Event of Default hereunder.

9. ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 Remedies. If an Event of Default occurs under the Loan Documents, Lender may exercise any right or remedy which it has under any of the Loan Documents or which is otherwise available at law or in equity. All of Lender’s rights and remedies shall be cumulative. At Lender’s option, exercisable in its sole discretion, all of Borrower’s obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

9.2 California Law. This Agreement is governed by California Law but without regard to the choice of law rules of California.

9.3 Dispute Resolution Provision. This Section, including the subsections below, is referred to as the “Dispute Resolution Provision.” This Dispute Resolution Provision is a material inducement for the parties entering into this Agreement.

(a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between or among the parties, whether arising in contract, tort or by statute, including controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any Loan Document or other document related to this Agreement (collectively, a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b) Except to the extent expressly provided below, any Claim shall, upon the mutual agreement of the parties, acting in their sole and absolute discretion, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Federal Arbitration Act”). The Federal Arbitration Act will apply even though this Agreement provides that it is governed by California Law.

(c) Arbitration proceedings will be determined in accordance with the Federal Arbitration Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”) and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d) The arbitration shall be administered by AAA and conducted, unless otherwise required by Law, in any U.S. state where real or tangible personal property for the Loan is located or if there is no such collateral, in the state specified in the governing law section of this Agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at clause (j) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

(f) The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Lender secured by real property. In this case, all of the parties to this Agreement, in their sole and absolute discretion, must consent to submission of the Claim to arbitration.

(g) To the extent any Claims are not arbitrated, to the extent permitted by Law the Claims shall be resolved in court by a judge without a jury, except any Claims which are brought in California state court shall be determined by judicial reference as described below.

(h) Any Claim which is not arbitrated and which is brought in California state court will be resolved by a general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure (“CCP”) Section 638. The referee (or presiding referee of the panel) shall be a retired Judge or Justice. The referee (or panel of referees) shall be selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative) as provided in CCP Section 638 and the following related sections. The referee shall determine all issues in accordance with existing California Law and the California rules of evidence and civil procedure. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including motions for summary judgment or summary adjudication. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of CCP Sections 644(a) and 645. The parties reserve the right to seek appellate review of any judgment or order, including orders pertaining to class certification, to the same extent permitted in a court of law.

(i) This Dispute Resolution Provision does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies. The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to request or require submittal of the Claim to arbitration or judicial reference as provided herein.

(j) Any arbitration, judicial reference or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court or referee and not by an arbitrator. The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(k) By agreeing to binding arbitration or judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury as permitted by Law in respect of any Claim. Furthermore, without intending in any way to limit this Dispute Resolution Provision, to the extent any Claim is not arbitrated or submitted to judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury to the extent permitted by Law in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION, BY JUDICIAL REFERENCE, OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

9.4 Presentment, Demands and Notice. Lender shall be under no duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

9.5 Indemnification. Borrower shall indemnify, save, and hold harmless Lender and its parent and affiliates and all of their directors, officers, employees, agents, successors, attorneys and assigns (collectively, the “Indemnitees”) for, from and against the following matters (collectively, the “Indemnified Matters”):

(a) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses and disbursements (including attorneys’ fees, including the reasonable estimate of the allocated cost of in-house counsel and staff) of any kind with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, and the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the Loan or the use of the proceeds thereof, whether or not any Indemnitee is a party thereto.

(b) Any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnitee (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys’ fees, including the reasonable estimate of the allocated cost of in-house counsel and staff) that any Indemnitee suffers or incurs as a result of any of such Indemnified Matters.

The obligations of Borrower under this Section shall survive payment of the Loan and assignment of any rights hereunder. The foregoing notwithstanding, Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Matters arising from the gross negligence or willful misconduct of such Indemnitee.

9.6 Attorneys’ Fees. In the event of a lawsuit, reference or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys’ fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit, reference or arbitration proceeding, as determined by the court, referee or arbitrator.

9.7 Notices. All notices required under this Agreement shall be personally delivered or sent by registered or certified mail, postage prepaid, or email to the addresses on the signature page of this Agreement, or to such other addresses as Lender and Borrower may specify from time to time in writing. Notices shall be effective upon receipt or when proper delivery is refused.

9.8 Successors and Assigns. This Agreement is binding on Borrower’s and Lender’s successors and assigns. Borrower agrees that it may not assign this Agreement or the other Loan Documents without Lender’s prior consent, which consent may be withheld in Lender’s sole and absolute discretion. Lender may sell participations in or assign this Loan, and may provide financial information about Borrower to actual or potential participants or assignees, without notice to or consent of Borrower.

9.9 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other Persons shall have any right of action under this Agreement or any right to the Loan funds.

9.10 Integration; Relation to Any Loan Commitment; Headings. The Loan Documents (a) integrate all the terms and conditions in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail. Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The exhibits to this Agreement are hereby incorporated in this Agreement.

9.11 Interpretation. Time is of the essence in the performance of this Agreement by Borrower. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

9.12 Severability; Waivers; Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If Lender waives a default, it may enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Lender’s delay in exercising or failure to exercise any right or remedy against Borrower. Consent by Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender’s consent to be obtained in any future or other instance. Lender retains all of its rights and remedies, even if it makes an advance after a default or Event of Default.

9.13 Counterparts. This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

9.14 Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including over the internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates, and other persons or entities involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of such transmissions, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence which is related to the electronic transmittal of data.

9.15 USA Patriot Act Notice.

Lender is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the regulations implemented by the U.S. Treasury’s Financial Crimes Enforcement Network (“FinCen”) under the Bank Secrecy Act (“Additional KYC Regulations”) and Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and the Additional KYC Regulations, it is required to obtain, verify and record information that identifies Borrower. Such information includes, but is not limited to, the name and address of Borrower and a list of individuals, if any, who own directly or indirectly at least twenty-five percent (25%) of Borrower (or such lesser equity interest as may be required by applicable Law or the internal policy of Lender), the identification of one individual who manages and controls Borrower, organizational information on the ultimate parent of Borrower, and such other documentation and information that will allow Lender to identify Borrower in accordance with the Patriot Act and Additional KYC Regulations. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its internal policy and its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Additional KYC Regulations.

[Signatures Follow on Next Page]

This Agreement is executed as of the date stated at the top of the first page.

Lender:		BORROWER:

BANK OF AMERICA, N.A.,		LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a national banking association		a Delaware limited liability company

By:	/s/ Anne L. Pedron	By:	Lewis Santa Paula Member, LLC,
Name:	Anne L. Pedron		a Delaware limited liability company,
Title:	Senior Vice President		its Manager

			By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

				By:	/s/ John M. Goodman
				Name:	John M. Goodman
				Title:	Authorized Agent

Address where notices to Lender are to be sent:	Address where notices to Borrower are to be sent:

Bank of America, N.A. 520 Newport Center Drive, Suite 1100 Newport Beach, California 92660	Limoneira Lewis Community Builders, LLC c/o Lewis Management Corp. 1156 N. Mountain Avenue Upland, California 91786

S-1

EXHIBIT A

BORROWING NOTICE

Bank of America, N.A.

520 Newport Center Drive, Suite 1100

Newport Beach, California 92660

Attention: Commercial Real Estate Loan Administration

Re:	Line of Credit Loan Agreement dated as of February 22, 2018 (the “Agreement”) between Bank of America, N.A. (“Lender”) and Limoneira Lewis Community Builders, LLC (“Borrower”)

Dear ____________________:

Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

Pursuant to the Agreement, notice is hereby given that Borrower desires that Lender make the advance described in attached Schedule 1 (the “Advance”). Borrower hereby certifies that:

1. Commitment. The outstanding amount of the Loan shall not, after giving effect to the making of the Advance, exceed the Commitment.

2. Representations and Warranties. All representations and warranties of Borrower contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to Lender pursuant to the Agreement.

3. No Default or Event of Default. No Default or Event of Default exists as of the date hereof or will result from the making of the Advance.

4. Use of Proceeds. The proceeds of the Advance will be used only as permitted by the Agreement.

5. No Material Adverse Effect. Since the date of the Agreement, there has been no act, omission, change or event which has a material adverse effect on Borrower’s or any Lewis Guarantor’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan.

A-1

6. Other Conditions. Enclosed are the documents and information requested by Lender as a condition to this Advance.

Very truly yours,

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a Delaware limited liability company

By:	Lewis Santa Paula Member, LLC,
a Delaware limited liability company,
its Manager

	By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

By:
Name:
Title:

A-2

Schedule 1

to Borrowing Notice

REQUESTED LOAN

1.	Amount of Requested Advance:	$____________________
(Must be $500,000 or in excess thereof)

2.	Purpose of Advance:	____________________

A-3

EXHIBIT B

DEFINITIONS

Capitalized terms used and not otherwise defined in the Agreement shall have the following meanings:

“Additional Financial Reporting” means (a) Financial Statements requested more frequently than quarterly and/or (b) such additional information, reports and statements respecting the business operations and financial condition of each reporting party, as Lender may reasonably request.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Authorized Person” means any representative of Borrower duly designated by Borrower in accordance with Borrower’s Instruction Certificate, authorized to bind Borrower in requesting disbursements of Loan proceeds.

“Authorized Signer” means any representative of Borrower duly designated by Borrower in accordance with Borrower’s Instruction Certificate, authorized to bind Borrower and to act for Borrower for all purposes in connection with the Loan, including requesting disbursements of Loan proceeds, obtaining information pertaining to the Loan, requesting any action under the Loan Documents, providing any certificates, and appointing and changing any Authorized Persons.

“Borrower’s Instruction Certificate” means a certificate provided by or on behalf of Borrower in the form attached hereto as Exhibit C, designating certain Authorized Persons and Authorized Signers as set forth therein.

“Borrower Remittance Instructions” means Borrower’s remittance instructions provided in the form attached hereto as Exhibit D.

“Business Day” shall have the meaning given to such term in the Note.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means an event or circumstance that, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

B-1

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Loan Documents, including attorneys’ fees and court costs.

“Financial Statements” means (a) for each reporting party other than an individual or trust, (i) a balance sheet, income statement, statement of cash flow from Limoneira, (ii) statement of operation, a balance sheet and cash forecast/annual report from Lewis Group of Companies and additional schedules from any party as reasonably determined by Lender, and in form substantially similar to reports previously provided to and approved, including without limitation: amounts and sources of contingent liabilities, reconciliation of changes in equity, liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, construction in process and stabilized properties, any additional schedules as may be required by Lender, and unless Lender otherwise consents, combined statements if the reporting party is a holding company or a parent of a subsidiary entity; and (b) for each reporting party who is an individual or trust, a balance sheet and statement of income from Lewis Guarantor and additional schedules as reasonably determined by Lender, including without limitation: and amounts and sources of contingent liabilities, liquidity verification, and any additional schedules as may be required by Lender. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.

“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lewis Group of Companies” means the portfolio of corporations, partnerships and limited liability companies historically reported to Lender by Lewis Guarantors as the “Lewis Group of Companies,” as such portfolio may change from time to time as evidenced in the Financial Statements of Lewis Guarantors provided to Lender from time to time in accordance with the Loan Documents.

B-2

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Loan Documents, together with interest thereon as provided in the Loan Document; (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement or any of the other Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Permitted Transfer” means any Transfer of any ownership interest in Borrower and/or Borrower’s manager, any members of Borrower, or related parties such as key principals or Guarantor (collectively, the “Lewis Parties”) (a) to (i) one or more Lewis Guarantors, and/or (ii) any one or more entities in which one or more Lewis Guarantors and/or any one or more of their adult lineal descendants, and/or any one or more trusts for the benefit of one or more “members of the immediate family” (see below) of a Lewis Guarantor, continue to own, directly or indirectly, an aggregate of more than 45% of the equity interest of such entity and/or Control such entity, (b) to any adult “member of the immediate family” (meaning the spouse, any sibling, lineal ancestor or descendant, including a stepchild and a legally adopted child, and the spouse of any lineal ancestor or descendant) of any Lewis Guarantor, (c) to one or more trusts for the benefit of one or more Lewis Guarantors and/or any one or more members of the immediate family of a Lewis Guarantor, (d) to John Goodman or one or more trusts for the benefit of John Goodman, (e) to the estates or other successors in interest during administration and prior to distribution of the estates or other successors in interest of one or more of the Lewis Guarantors or John Goodman on account of his/their death, (f) resulting from the substitution of Lewis Family Advisors, LLC, a Nevada limited liability company, as the trustee (“Professional Trustee”) under any trust formed by any one or more Lewis Guarantors or any such trust for which one or more Lewis Guarantors is a trustee, provided that members of the immediate family of the Lewis Guarantors, collectively, maintain the right to directly or indirectly appoint the managing directors or similar controlling officers of Professional Trustee, (g) from the estate of John Goodman to John Goodman’s spouse upon the death of John Goodman and the subsequent transfer of such interests to any trust or entity controlled by a Lewis Guarantor or Professional Trustee, or (h) to any combination permitted by clauses (a) through (h) above (collectively, the “Permitted Owners”). For the purposes hereof, “adult lineal descendants” and “members of the immediate family” shall include minor children as beneficiaries under a trust. Notwithstanding the foregoing, no Transfer shall be a Permitted Transfer if (y) the proposed or actual transferee thereof is subject to any Sanction, or (z) after giving effect to such Transfer (i) a Default or Event of Default has occurred and is continuing at the time of such Transfer or (ii) either Borrower or Borrower’s manager fails, for any reason whatsoever, to be Controlled, directly or indirectly, by one or more of the Permitted Owners (one or more of whom shall be a Lewis Guarantor, Professional Trustee or John Goodman). Borrower shall pay to Lender all costs and expenses actually incurred by Lender, if any, in connection with each Permitted Transfer, including, without limitation, reasonable attorneys’ fees. If, after giving effect to any Permitted Transfer, any Person shall (1) acquire, or become a holder of, twenty-five percent (25%) or more of (aa) the Property, or (bb) the direct or indirect legal or beneficial ownership interest in Borrower, or (2) acquire Control of Borrower, then (A) Borrower shall provide Lender with notice of any proposed Transfer of any ownership interest in any Lewis Party and copies of all instruments effecting such Transfer at least ten (10) Business Days prior to the date of such Transfer (or in the case of Transfer upon death, within ten (10) days after such Transfer), and (B) Borrower shall cause such transferee, promptly following a written request by Lender, to provide all documentation and other information that Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

B-3

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prohibited Person” means any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (c) any individual or entity that is owned or Controlled by, acting on behalf of, or an Affiliate of, an individual or entity listed in the previous clause (a) or (b), or (d) located, organized or resident in a Designated Jurisdiction.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any contract or agreement to sell, assign, convey or transfer, in whole or in part, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

B-4

EXHIBIT C

BORROWER’S INSTRUCTION CERTIFICATE

Effective Date: __________________, 20___
Page _____ of _____

BORROWER’S INSTRUCTION CERTIFICATE

Certificate of Incumbency

I, _______________, the authorized signatory of LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC, (“Borrower”), which said Borrower has executed a certain Line of Credit Agreement dated February 22, 2018, with Bank of America, N.A. (“Bank”), in the stated original principal amount of $45,000,000.00 (“Loan Agreement”), and do hereby certify that the Authorized Signers and Authorized Persons whose names, titles and signatures appear in Sections I and II below are authorized to act on behalf of Borrower for the specified purposes indicated below.

Section I – General Authorization. All persons or titles listed below are also listed in the most recent borrowing resolution. Any one (1) of the persons indicated below (“Authorized Signers”) is authorized to act on behalf of Borrower for all purposes including, but not limited to obtaining any and all information pertaining to the Loan, requesting any action under the loan documents, providing any certificates on behalf of Borrower, and appointing and changing Authorized Persons (defined in Section II below). All persons who signed the Loan Agreement on behalf of Borrower must sign in this Section I acknowledging their agreement with the below listed Authorized Persons.
Name	Title	Signature Specimen

Section II – Draw Requests for Loan Proceeds Authorization. Any one (1) of the persons indicated below (“Authorized Persons”) is authorized to act on behalf of Borrower in providing draw requests and/or requisitions and requesting disbursements of Loan proceeds and/or proceeds from the applicable reserve account.
Name	Title	Signature Specimen

C-1

I further certify that the specimen signatures set forth above in Sections I and II, next to each name are the true and genuine signatures of such persons, and Bank may conclusively rely on the accuracy, genuineness, and good faith of any written, oral or electronic communication from any of the above listed individuals, for the specified purposes so stated. Bank may rely on this Borrower’s Instruction Certificate until written notice is received by Bank, revoking the authorizations in Sections I and II and/or replacing this with a new Borrower’s Instruction Certificate, and such notice shall be effective not sooner than five (5) Business Days following receipt thereof.

(Printed Name of Authorizing Party)	(Signature)	(Title)	(Phone Number)

[NOTE: The certification below needs to be signed by person listed in Section 1 above.]

I certify that the signature immediately set forth above is a true and genuine signature of such person, and Bank may conclusively rely on its accuracy and genuineness for the specified purposes so stated.

(Printed Name of Person from Section 1)	(Signature)	(Title)	(Phone Number)

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EXHIBIT D

BORROWER REMITTANCE INSTRUCTIONS

Effective Date: __________________, 20___
Page _____ of _____

Borrower Remittance Instructions

I, ______________________, the authorized signatory of Limoneira Lewis Community Builders, LLC, a Delaware limited liability company (“Borrower”), which said Borrower has executed a certain Line of Credit Loan Agreement dated February 22, 2018, with Bank of America, N.A. (“Bank”), in the stated original principal amount of $45,000,000.00 (the “Loan Agreement”), do hereby certify that the following represents Borrower’s remittance instructions.

Bank is hereby instructed to use the following instructions as directed by Borrower for either disbursement of Loan proceeds or debit of Loan payments:

Account Name:
Account Number:
Bank Name:
City & State:
ABA #:

Check one of the following:

_____ I certify that the above-referenced account is owned by Borrower.

_____ I certify that the above-referenced account is owned by a title company, escrow company or other closing agent directed and authorized by Borrower to receive Loan proceeds.

_____ I certify that the above-referenced account (“Account”) is owned by Borrower. Borrower agrees that scheduled payments of interest due on the Loan will be deducted automatically on their due dates from the Account. Bank is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Bank will not automatically deduct any principal payment due under the Loan, whether such principal payment is due at maturity, or upon acceleration, or otherwise, from the Account. Bank will debit the Account on the dates the interest payments become due. If a due date does not fall on a Business Day, Bank will debit the Account on the first Business Day following the due date. If there are insufficient funds in the Account on the date Bank enters any debit authorized hereby, without limiting Bank’s other remedies in such an event, the debit will be reversed in whole or in part, in Bank’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Loan.

D-1

Bank may rely on these instructions until written notice is received by Bank, revoking these instructions and/or replacing this with new Borrower Remittance Instructions, and such notice shall be effective not sooner than five (5) Business Days following receipt thereof.

BORROWER:

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a Delaware limited liability company

By:	Lewis Santa Paula Member, LLC,
a Delaware limited liability company,
its Manager

	By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

By:
Name:
Title:

D-2

Exhibit E

Financial Covenants

1. Unencumbered Liquid Assets. Borrower shall cause Guarantor to maintain, on an aggregate basis, Unencumbered Liquid Assets having an aggregate market value of not less than Forty-Five Million Dollars ($45,000,000.00). These Unencumbered Liquid Assets may be held in various accounts of the Lewis Group of Companies. This covenant will be calculated as of the end of each calendar quarter.

“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) except as otherwise provided below, are held solely in the name of Guarantor (with no other Persons having ownership rights therein); (iii) may be converted to cash within five (5) Business Days, (iv) are otherwise acceptable to Lender in its reasonable discretion; and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with Lender or any other lender, unless otherwise expressly agreed by Lender in writing:

(a) Cash or cash equivalents held in the United States and denominated in United States dollars;

(b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d) Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e) Eligible Stocks; and

(f) Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

Notwithstanding clause (ii) above, the “Unencumbered Liquid Assets” of each Lewis Guarantor shall include, without duplication, such Lewis Guarantor’s allocable share (based on ownership interest) of those assets held within the Lewis Group of Companies that would, if held directly by such Lewis Guarantor, otherwise qualify as Unencumbered Liquid Assets.

“Eligible Stocks” includes any common or preferred stock which (i) is not control or restricted stock under Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or subject to any other regulatory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange, including NASDAQ, with a liquidity on such exchange for such stock acceptable to Lender and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Five Dollars ($5).

E-1

2. Tangible Net Worth. Borrower shall cause Guarantor to maintain, on an aggregate basis, a Tangible Net Worth equal to at least One Hundred Million Dollars ($100,000,000.00). This covenant will be calculated annually as of December 31 of each calendar year.

“Tangible Net Worth” means the value of total assets (on a fair market value basis) (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes.

Notwithstanding Section 2 above, the “Tangible Net Worth” of each Lewis Guarantor shall include such Lewis Guarantor’s allocable share (based on ownership interest) of those assets held within, and those liabilities owed by, the Lewis Group of Companies that would, if held or owed directly by such Lewis Guarantor, otherwise be included in the calculation of such Lewis Guarantor’s Tangible Net Worth; provided, however, that the foregoing shall be included in the calculation of such Lewis Guarantor’s Tangible Net Worth without duplication of the value of such Lewis Guarantor’s ownership interest in the Lewis Group of Companies.

E-2

Exhibit F

Form of Compliance Certificate

This Compliance Certificate is delivered with reference to that certain Line of Credit Loan Agreement, dated as of ___________________, 2018, between Limoneira Lewis Community Builders, LLC, a Delaware limited liability company (“Borrower”), and Bank of America, N.A., a national banking association (“Lender”) (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate (“Certificate”) shall have the meanings defined for them in the Loan Agreement. Section references in this Certificate relate to the Loan Agreement unless stated otherwise.

This Certificate is delivered in accordance with Section 6.2(e) of the Loan Agreement. This Certificate is delivered with respect to the quarterly period ended [March 31][June 30][September 30], ________ (the “Test Period”).

Unencumbered Liquid Assets. As of the end of the Test Period, Guarantor’s combined Unencumbered Liquid Assets were $________.

Calculation: Guarantor’s combined Unencumbered Liquid Assets must be greater than $45,000,000.00.

A review of the activities of Borrower and Guarantor during the Test Period has been made under the supervision of the undersigned with a view to determining whether during such Test Period Borrower and Guarantor performed and observed all of their respective Obligations. During the Test Period, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower and/or Guarantor has taken or proposes to take the following actions (if none, so state).

The undersigned certifies that the calculations made and the information contained herein are derived from and correctly reflect the books and records of Guarantor.

All representations and warranties made by Borrower and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects on and as of the date of this Certificate with the same force and effect as if made on and as of such date.

F-1

No material adverse change has occurred since the date of the last compliance certificate delivered to Lender pursuant to the Loan Agreement and the Guaranty Agreement, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower or Guarantor, has occurred, except as set forth below (if none, so state):

Dated: _______________, 20__

BORROWER:

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a Delaware limited liability company

By:	Lewis Santa Paula Member, LLC,
a Delaware limited liability company,
its Manager

	By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

By:
Name:
Title:

F-2

Exhibit G

Form of Compliance Certificate

This Compliance Certificate is delivered with reference to that certain Line of Credit Loan Agreement, dated as of ___________________, 2018, between Limoneira Lewis Community Builders, LLC, a Delaware limited liability company (“Borrower”), and Bank of America, N.A., a national banking association (“Lender”) (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate (“Certificate”) shall have the meanings defined for them in the Loan Agreement. Section references in this Certificate relate to the Loan Agreement unless stated otherwise.

This Certificate is delivered in accordance with Section 6.2(f) of the Loan Agreement. This Certificate is delivered as of December 31, _____ (the “Test Period”).

Unencumbered Liquid Assets. As of the end of the Test Period, Guarantor’s combined Unencumbered Liquid Assets were $________.

Calculation: Guarantor’s combined Unencumbered Liquid Assets must be greater than $45,000,000.00.

Tangible Net Worth. As of the end of the Test Period, Guarantor’s combined Tangible Net Worth was $_____________.

(a)	Net Worth Calculation: Tangible Net Worth is:

	Net Worth of Guarantor:	$___________

Minus

	Intangible assets	($__________)

	TOTAL (i.e., Tangible Net Worth):		$___________

(b)	Calculation: Tangible Net Worth must be greater than $100,000,000.

The undersigned certifies that the calculations made and the information contained herein are derived from and correctly reflect the books and records of Guarantor.

All representations and warranties made by Borrower and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects on and as of the date of this Certificate with the same force and effect as if made on and as of such date.

G-1

No material adverse change has occurred since the date of the last compliance certificate delivered to Lender pursuant to the Loan Agreement and the Guaranty Agreement, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower or Guarantor, has occurred, except as set forth below (if none, so state):

G-2

Dated: _______________, 20__

BORROWER:

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a Delaware limited liability company

By:	Lewis Santa Paula Member, LLC,
a Delaware limited liability company,
its Manager

	By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

By:
Name:
Title:

G-3